Exhibit 99.1

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[LOGO]

Investor Presentation

April 2005

CONFIDENTIAL

Notes	[LOGO]

The following information supplements our Consent Solicitation Statement dated April 11, 2005.  The information contained herein is subject to the terms and conditions of the Consent Solicitation Statement, including under “Special Note Regarding Forward-Looking Statements” and “Summary – Selected Financial Data”.  The consents and waivers requested pursuant to the Consent Solicitation Statement constitute a single proposal.

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Consent Solicitation Components

Consent #1 - Modify Debt Incurrence Covenant

•                  Increase H&E’s allowable credit facility basket from $150 million(1) to $275 million

•                  If not restricted by the bonds, H&E’s collateral would support up to $200 million under its Borrowing Base as defined in its senior revolving credit facility.

•                  Since the $150 million secured debt basket is significantly below the $200 million potential Borrowing Base, H&E currently gains no incremental capacity upon the addition of new assets such as rental fleet and inventory, and conversely, our liquidity is directly reduced by the amount of every asset purchase.

Consent #2 - Request Temporary Filing Requirement Waiver

•                  Extend the date under the reporting requirements to file the 10-K

•                  Extension of time to file 2004 Form 10-K until September 30, 2005

•                  Additional consent fee ($2.50 for each $1,000 principal amount) to be paid, subject to the terms and conditions set forth in the Consent Solicitation Statement, if the 10-K filing is delayed beyond July 29, 2005

H&E is pursuing the consent of bondholders to amend two aspects of its existing bond indentures.

(1) Currently limited to the greater of $150 million or a borrowing based formula provided the Fixed Charge Coverage Ratio is at least 2.5 to 1.0

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Restrictions on Secured Lending Availability

Adverse Restrictions on Secured Lending by Current Bond Indenture

($ in millions)

	Current 3/31/05	Upon Amendment

Secured Lending Basket	$150.0	$275.0

Borrowing Base (per Credit Agreement)	200.2	200.2

Lesser of Lending Basket and Borrowing Base	$150.0	$200.2

Less: Outstanding Under Revolver	57.1	57.1

Less: Letters of Credit	27.1	27.1

Unused / Available Credit Facility	$65.8	$116.0

Unused/Available Borrowing Base Capacity	$116.0	$116.0

•                 We believe the proposed amendment to the bond indentures will provide adequate financial flexibility for the foreseeable future.

•                  Appropriate liquidity for a company with our size and characteristics

•                  Supports Company’s growth plan as previously presented whether through greenfield development or modest acquisition targets

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Rationale for 10-K Filing Waiver

H&E changed independent auditors

•                  Subsequent to retaining new auditors, H&E’s old auditors, KPMG, declined to consent to include their 2002 and 2003 audit reports in H&E’s 2004 Form 10-K.

•                  KPMG’s refusal was not based on any disagreement involving H&E and KPMG, but due solely to litigation between KPMG and H&E’s CEO, unrelated to H&E.

•                  H&E delayed in filing its 2004 Form 10-K pending re-audit of 2002 and 2003 by current auditors for inclusion in 2004
Form 10-K.

•                  Lenders under H&E’s senior revolving credit facility have extended 2004 financial reporting requirements until September 30, 2005, but require a similar extension under the indentures.

•                  H&E anticipates that 2004, 2003 and 2002 audits will be completed by July 29, 2005 without any material adjustments.

•                  Additional consent fee ($2.50 for each $1,000 principal amount) will be paid, subject to the terms and conditions set forth in the Consent Solicitation Statement, if H&E requires additional time.

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